EXHIBIT 1
to
SCHEDULE 13G

JOINT ACQUISITION STATEMENT
PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

JMH VENTURES LLC
Signature: /s/ John B. Hess
Name/Title: John B. Hess, Manager
Date: June 5, 2026

HPI LP
Signature: /s/ John B. Hess
Name/Title: John B. Hess, Co-Manager of its General Partner
Date: June 5, 2026

Signature: /s/ Kelly J. Engel
Name/Title: Kelly J. Engel, Co-Manager of its General Partner
Date: June 5, 2026

HESS GP LLC
Signature: /s/ John B. Hess
Name/Title: John B. Hess, Co-Manager
Date: June 5, 2026

Signature: /s/ Kelly J. Engel
Name/Title: Kelly J. Engel, Co-Manager
Date: June 5, 2026

THE JBH INVESTMENT TRUST
Signature: /s/ Kelly J. Engel
Name/Title: Kelly J. Engel, Co-Trustee
Date: June 5, 2026

Signature: /s/ James I. Black III
Name/Title: James I. Black III, Co-Trustee
Date: June 5, 2026

John B. Hess
Signature: /s/ John B. Hess
Name/Title: John B. Hess
Date: June 5, 2026

Kelly J. Engel
Signature: /s/ Kelly J. Engel
Name/Title: Kelly J. Engel
Date: June 5, 2026

James I. Black III
Signature: /s/ James I. Black III
Name/Title: James I. Black III
Date: June 5, 2026